Exhibit 3.2

CONTENTS

OF THE

AMENDED AND RESTATED

BYLAWS

OF

BANCFIRST CORPORATION

~~(formerly known as United Community Corporation)~~

Amended and Restated – March 26, 2015

ARTICLE

I	Offices
II	Shareholders’ Meetings
III	Directors
IV	Executive Committee
V	Compensation of Directors and Members of the Executive Committee
VI	Meetings of the Board
VII	Officers
VIII	The Chairman of the Board
IX	Chief Executive Officer
X	The President
XI	Vice Presidents
XII	The Treasurer
XIII	The Secretary
XIV	Corporate Seal
XV	Duties of Officers May Be Delegated
XVI	Certificates of Shares
XVII	Transfers of Shares
XVIII	Closing of Transfer Books
XIX	Registered Shareholders
XX	Lost Share Certificates
XXI	Inspection of Books and Records
XXII	Checks
XXIII	Fiscal Year
XXIV	Dividends
XXV	Directors’ Annual Statement: Annual Reports
XXVI	Notices
XXVII	Indemnification of Officers and Directors
XXVIII	Amendments

AMENDED AND RESTATED

BYLAWS

OF

BANCFIRST CORPORATION

(As adopted ~~June 10, 1988~~March 26, 2015)

ARTICLE I

Offices

Section 1.          The principal office of this corporation shall be located at ~~One Benham Place, 9400~~101 North Broadway, ~~Suite 500~~ Oklahoma City, ~~Oklahoma 73114~~OK 73102.

Section 2.          The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of the corporation require.

ARTICLE II

Shareholders’ Meetings

Section 1.          Unless otherwise determined by the board of directors, all meetings of the shareholders shall be held in the principal office of the corporation.

Section 2.          The annual meeting of shareholders for the election of directors and for the transaction of any proper business shall be held at such time and date as the ~~Board~~board of ~~Directors~~directors by resolution shall determine and set forth in the notice of the meeting.  If the annual meeting of shareholders is not held on the date designated therefore, the ~~Board~~board of ~~Directors~~directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting the shareholders entitled to vote shall elect a ~~Board~~board of ~~Directors~~directors and they may transact such other corporate business as may properly be brought before the meeting.

Section 3.          The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the ~~Articles~~Certificate of Incorporation or by these bylaws.  If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, if such meeting is adjourned to a date within thirty (30) days of the meeting as originally scheduled, until the requisite amount of voting stock shall be present.  At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4.          At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to the date of exercise of said proxy, unless said instrument provides for a longer period, not to exceed seven (7) years, which instrument shall be filed with the secretary of the corporation at or before the meeting.  Unless demanded by a shareholder, proxy or other person entitled to vote at the meeting, no vote need be by ballot, and voting need not be conducted by inspectors. All elections and proposals shall be ~~had and all questions~~ decided by a majority vote of the shares issued and outstanding and entitled to vote at such meeting, unless otherwise provided by  law.

Section 5.          Written notice of the meetings of shareholders stating the time, place and purpose thereof shall be mailed by the ~~secretary~~Secretary to each shareholder entitled to vote thereat at such address as appears on the share ledger of the corporation not less than seven (7) days prior to the meeting.  Whenever a greater period of notice is required by law, the notice shall be sent in accordance with such law.

Section 6.          Except as otherwise provided by law, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for any other proper purpose, the board of directors may fix, in advance, a record date, to be not less than ten (10) nor more than sixty (60) days preceding the meeting, and in such case only registered shareholders on the record date shall be entitled to notice of such meeting and to vote at such meeting.

Section 7.          A share ledger in which the names of the shareholders are arranged ~~in~~ alphabetically by classes of shares, if any, shall be maintained and open for inspection at the place of the shareholders’ meeting during the business hours at least one (1) full day immediately preceding the meeting and until the close of the meeting.

Section 8.          Special meetings of the shareholders for any purpose, or purposes, unless otherwise provided by statute, may be called by the ~~chairman~~Chairman, the ~~president~~President, the board of directors or shareholders owning not less than ~~twenty-five~~ten percent (~~25~~10%) in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote and, upon written request by any person or persons so empowered to call meetings to the ~~president, a vice president,~~President or the ~~secretary~~Secretary, such officer shall give notice ~~of such meeting to the shareholders, stating the purpose or purposes as stated in the request and the date~~ of such meeting, which date fixed by such officer shall not be less than ten (10) nor more than sixty (60) days after receipt of such written request.

Section 9.          Business transacted at all special meetings shall be confined to the objects stated in the call, except as provided in Section 11 of this Article.

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Section 10.         Whenever any notice whatsoever is required to be given by law or these bylaws, a written waiver of notice signed by any shareholder entitled thereto shall be deemed equivalent to the actual giving of such notice.

Section 11.         Any transaction of the shareholders at any meeting shall be valid regardless of how or whether call was made or notice given if a quorum be present in person or by proxy and (1) if, at any time, either before or after the meeting, each shareholder entitled to notice and to vote and not present in person or by proxy signs a written waiver of notice, or consent, or an approval of the minutes thereof, or (2) if such transactions have been or are thereafter approved and ratified at a regular or special shareholders’ meeting held upon regular call or notice.

Section 12.         Notwithstanding anything contained in these bylaws or the ~~Articles~~Certificate of Incorporation to the contrary, any action which might be taken at a meeting of the shareholders may be taken without a meeting if a record or memorandum thereof be made in writing and signed by ~~all~~a majority of the holders of shares who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the secretary and made a part of the corporate records.

ARTICLE III

Directors

Section 1.          The property and business of the corporation shall be managed and the authority and powers of the corporation shall be exercised by its board of directors, consisting of not less than three (3) nor more than twenty-five (25) in number ~~and shall consist of three (3) directors until, within the limits specified herein, a different number of directors which shall constitute the entire Board, shall be determined by resolution of the shareholders. Directors need not be shareholders. They shall be elected at the annual meeting or special meetings of the shareholders, and each~~, and shall be specified from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Each director shall be elected to serve for a term of one year and until his successor shall be elected and qualified.

Section 2.          The directors may hold their meetings and have one or more offices, and keep the books of the corporation at the registered office of the corporation in Oklahoma City, Oklahoma, or at such other place or places as they may from time to time determine.

Section 3.          In addition to the powers and authorities by these bylaws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the ~~Articles~~Certificate of Incorporation ~~of~~or by these bylaws directed or required to be exercised or done by the holders of the issued and outstanding shares entitled to vote.

Section 4.(a)          Unless otherwise provided by law, any director, whether elected by the shareholders or appointed by the board of directors, may be removed from office, with or without cause, at any time by the affirmative vote of ~~a majority of the voting shares present at any meeting of the shareholders at which a quorum of the issued and outstanding voting shares~~

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~~are present. Unless shareholders have cumulative voting rights, shall be removed unless the votes of a sufficient number of shares are cast against the resolution for his removal, which, if cumulatively voted at an election of the full board, would be insufficient to elect one (1) or more directors.~~ not less than 66 2/3% of the then outstanding shares of stock of the corporation entitled to vote in the election of directors, voting together as a single class, given at a meeting of the shareholders for that purpose. In case the board or any one or more directors be so removed, new directors may be elected at the same meeting.

(b) In the event an incumbent director, whether one or more, or any nominee standing for election to a vacant seat on the board of directors fails to receive at least a majority of the votes cast in favor of their election, that individual shall not be elected to the board of directors, and if a current member of the Board seeking re-election, shall not serve for the ensuing term.

Section 5. Except as otherwise required by law, by any provisions established pursuant to the Certificate of Incorporation with respect to the rights of holders of shares of one or more outstanding series of preferred stock, or as provided in Section 4 of this Article, newly created directorships resulting from any increase in the authorized number of directors of the corporation and any vacancies on the board of directors resulting from death, resignation, retirement, disqualification or removal from office of a director of the corporation shall be filled only by the affirmative vote of at least a majority of the remaining directors of the corporation then in office, even if such remaining directors constitute less than a quorum of the board of directors, or by the sole remaining director ~~Except as provided in Section 4 of the this Article, vacancies in the board of directors shall be filled by the remaining members of the board, though less than a quorum~~, and each person so elected shall continue as a member of the board until he resigns or is removed therefrom as provided by law or until his successor is elected by the shareholders.

ARTICLE IV

Executive Committee

Section 1.          The board of directors may, by resolution passed by a majority of the whole board, designate two (2) or more directors to constitute an ~~executive committee.~~ Executive Committee. Said committee may meet at a stated time, or on notice to all by any of their own number. During the intervals between meetings of the board, such committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management ~~of~~if its business, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time.  The board may delegate to such committee authority to exercise all the powers of the board, excepting power to amend the bylaws, while the board is not in session. ~~the executive committee~~The Executive Committee shall be subject at all times to the control and direction of the board.  Vacancies in the membership of the committee may be filled by the board of directors at any regular or special meeting of the board.

Section 2.          The Executive Committee shall keep regular minutes of its proceedings and report the same to the board as and when required.

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ARTICLE V

Compensation of Directors and Members

of the Executive Committee

Section 1.          Directors and members of the ~~executive committee~~Executive Committee, as such, shall not receive any stated salary for their services, but by resolution of the ~~board, a fixed sum and expenses of attendance, if any, may~~Board, shall be ~~allowed for attendance~~engaged by an annual retainer payable on a monthly basis at such meeting of the ~~board~~Board or ~~committee~~Committee; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

ARTICLE VI

Meetings of the Board

Section 1.          The annual meeting of the board shall be held immediately following and at such place as shall be fixed for the shareholders’ annual meeting, for the purpose of transacting any business which shall come before the meeting, and no notice of such meeting shall be necessary in order legally to constitute such meeting, provided a quorum is present; or the board may hold its annual meeting at such time and place as shall be fixed by the consent in writing of all the directors, or as otherwise determined by a majority of the members of the board at a meeting duly called.

Section 2.          Special meetings of the board of directors shall be called by the ~~chairman~~Chairman or ~~president~~President, or, upon either of such person’s inability or refusal to act, by ~~any vice president, or, if none, by~~ the ~~secretary~~Secretary, or by any two directors. Written notice of the time, place and purpose of the meeting shall be given to each director, in writing, either personally or by ~~telegram~~e-mail or other means of electronic notice, three days prior to the meeting, or by mail at least seven days prior to such meeting.

Section 3.          At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, or by the ~~Articles~~Certificate of Incorporation, or by these bylaws.

Section 4.          Any director may, in writing, waive notice of any meeting of the board, either before or after the meeting.

Section 5.          Any action which might be taken at a meeting of the board of directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all the members of the board.

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ARTICLE VII

Officers

Section 1.          The officers of the corporation shall be chosen by the directors~~, and shall be chosen by~~ at the meeting of the board of directors~~, and shall be a president, secretary and treasurer~~ first following the annual meeting of shareholders, at which time the directors shall select a President, Secretary and Treasurer, and may select a ~~be a chairman~~Chairman of the ~~board~~Board, as many ~~vice presidents, assistant secretaries and assistant treasurers~~Vice Presidents, Assistant Secretaries and Assistant Treasurers as the directors shall from time to time deem advisable. Any two or more corporate offices, except those of ~~president~~President and ~~secretary~~Secretary, or ~~president~~President and ~~vice president~~Vice President, may be held simultaneously by the same ~~by the same~~ person.

~~Section 1.         The board of directors, at its meeting first following the annual meeting of shareholders, shall choose a president from their own number and a secretary and a treasurer who need not be members of the board, and may choose a chairman from their own number, as many vice presidents and assistant secretaries and assistant treasurers as desired.~~

Section 2.          The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3.          The salaries of all executive officers of the corporation shall be ~~fixed~~approved by the board of directors, or by a compensation committee selected by the board of directors, upon recommendations submitted by the Chief Executive Officer of the corporation. The board of directors or the compensation committee shall determine and fix the salary of the Chief Executive Officer.

Section 4.          The officers of the corporation shall hold office until their successors are elected and qualified or as determined by the board of directors.

Section 5.          Any officer elected or appointed by the board of directors may be removed from office, with or without cause, at any time by the Chief Executive Officer or President. The Chief Executive Officer and President may be removed by the affirmative vote of a majority of the directors present at any meeting of the board at which a quorum is present.

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ARTICLE VIII

The Chairman of the Board

Section 1.          The ~~chairman~~Chairman of the ~~board~~Board, if one has been elected, shall preside at all meetings of shareholders, and the board of directors ~~and committees of which he is a member~~.

ARTICLE IX

Chief Executive Officer

Section 1.          If the board of directors has elected a ~~chairman~~Chairman of the ~~board~~Board it may designate the ~~chairman~~Chairman of the ~~board~~Board as the ~~chief executive officer~~Chief Executive Officer of the corporation.  If no ~~chairman~~Chairman of the ~~board~~Board has been elected, or in his absence or inability to act or if no such designation has been made by the board of directors, the ~~president~~President shall be the ~~chief executive officer~~Chief Executive Officer of the corporation.  The ~~chief executive officer~~Chief Executive Officer shall (i) have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to any directions which may be given by the board of directors, (ii) shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the statutes, these bylaws or action of the board of directors and (iii) shall in general have all other powers and shall perform all other duties incident to the ~~chief executive officer~~Chief Executive Officer of a corporation and such other powers and duties as may be prescribed by the board of directors from time to time.

ARTICLE X

The President

Section 1.          If the board of directors has elected a ~~chairman~~Chairman of the ~~board~~Board and designated such officer as the ~~chief executive officer~~Chief Executive Officer of the corporation, the ~~president~~President shall ~~serve as chief operating officer and~~ be subject to the ~~control~~direction of the board of directors and the ~~chairman~~Chairman of the ~~board.~~ Board. He shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the ~~chairman~~Chairman of the ~~board~~Board.

Section 2.          If the board of directors has not elected a ~~chairman~~Chairman of the ~~board~~Board, or, if one has been elected and has not been designated ~~chief executive officer~~Chief Executive Officer of the corporation, then the ~~president~~President shall be the ~~chief executive officer~~Chief Executive Officer of the corporation with the powers and duties provided in Article IX of these bylaws.

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Section 3.          In any event, the ~~president~~President shall have power to execute, and shall execute, bonds, deeds, mortgages, extension agreements, modifications ~~lf~~of mortgage agreements, leases and contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or by the ~~president~~President to some other officer or agent of the corporation.  The ~~president~~President may sign, with the ~~secretary~~Secretary or an ~~assistant secretary~~Assistant Secretary, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the board of directors, and shall vote, or give ~~a~~ proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation.  The ~~president~~President in general shall have all other powers and shall perform all other duties as may be prescribed by the board of directors from time to time.

ARTICLE XI

Vice ~~President~~Presidents

Section 1.          In the absence of the ~~president~~President, or in the event of his inability or refusal to act, the ~~vice presidents~~Vice Presidents in order of their rank as fixed by the board of directors or, if not ranked, the ~~vice presidents~~Vice Presidents designated by the board of directors as ~~chief executive officer~~Chief Executive Officer, shall perform all duties of the ~~president~~President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the ~~president. The vice presidents~~President. The respective Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these bylaws, or action of the board of directors or the President, as from time to time may be prescribed for them~~, respectively,~~ by the board of directors or the ~~president.~~ President. Any ~~vice president~~Vice President may sign, with the ~~secretary~~Secretary or an ~~assistant secretary~~Assistant Secretary, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the board of directors.

ARTICLE XII

The Treasurer

Section 1.          The ~~treasurer~~Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts ~~off~~of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 2.          The ~~treasurer~~Treasurer shall disburse the funds of the corporation as may be ordered by the president or the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the annual meeting of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

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~~Section 1.          The treasurer shall give the corporation a bond, if required by the board of directors, in a sum, and with one or more securities satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.~~

Section 3.          The Treasurer may also serve as the Chief Financial Officer of the corporation upon designation by the board of directors.

Section 4.          Assistant ~~treasurers~~Treasurers, if any there be, shall assist the ~~treasurer~~Treasurer in performance of his duties, and shall have such other powers and perform such other duties, not inconsistent with the statutes, these bylaws, or action of the board of directors, as from time to time may be prescribed for them, respectively, by the board of directors or the ~~treasurer~~Treasurer.

ARTICLE XIII

The Secretary

Section 1.          The ~~secretary~~Secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it; and shall perform like duties for the Executive Committee when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, ~~chairman~~Chairman or ~~president~~President, all subject to the supervision of the ~~chairman~~Chairman or ~~president~~President.

Section 2.          Assistant ~~secretaries~~Secretaries, if any there be, shall assist the ~~secretary~~Secretary in performance of his duties, and shall have such other powers and perform such other duties, not inconsistent with the statutes, these bylaws, or action of the board of directors, as from time to time may be prescribed for them, respectively, by the board of directors or the ~~secretary~~Secretary.

ARTICLE XIV

Corporate Seal

Section 1.          The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Oklahoma” or an abbreviation thereof.

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ARTICLE XV

Duties of Officers May be ~~Deleted~~Delegated

Section 1.          In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer or to any director, provided a majority of the entire board concurs therein.

ARTICLE XVI

Certificates of ~~stocks~~Stocks

Section 1.          The shares of stock of the Corporation may be represented by certificates in such form as may be approved by the ~~Board~~board of ~~Directors~~directors. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall contain the name of the corporation and state that it is incorporated under the laws of Oklahoma and other statements as may be required by law. They shall exhibit the holder’s name, the number of shares and par value thereof and shall be signed by the ~~president~~President or a ~~vice president~~Vice President and the ~~secretary~~Secretary or an ~~assistant secretary~~Assistant Secretary. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting ~~in~~on behalf of the corporation, and a registrar, the signatures of any of the above-named officers may be by facsimile. Notwithstanding the foregoing provisions regarding share certificates, officers of the ~~Corporation~~corporation may provide that some or all of any or all of classes or series of the ~~Corporation’s~~corporation’s common or any preferred shares may be uncertificated shares.

ARTICLE XVII

Transfer of Stock

Section 1.          Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or in the case of ~~the~~ uncertificated shares by the person named as the owner on the corporation’s direct registry system, or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefore and in full and complete compliance with all of the terms and conditions set forth on such certificate, applicable statutes, the ~~Articles~~Certificate of Incorporation and these bylaws.

ARTICLE XVIII

Closing of Transfer Books

Section 1.          The board of directors may close the share transfer books against any transfers of shares during any shareholders’ meeting or adjournment thereof, and during a period from the record date through the close of any meeting, annual or special, of the shareholders, or for such period until the close of the date appointed for the payment of any dividend or

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distribution or ~~of~~ the date for the allotment of rights or when any change, conversion or exchange of shares shall be made or go into effect.  Unless otherwise provided in the resolution of the board, the fixing of a record date as provided in Article II, Section 6 of these bylaws shall close the books of the corporation against any transfer of shares during the period not to exceed sixty (60) days.

ARTICLE XIX

Registered Stockholders

Section 1.          The corporation shall be entitled to treat the holder of record of any share or shares at the record date as the holder and owner in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise expressly provided by the laws of Oklahoma.

ARTICLE XX

Lost Share Certificates

Section 1.          Any person claiming a certificate of shares to be lost, destroyed or wrongfully taken shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors, or its designee, may require, but the board of directors may waive advertising, and such person shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the board, in at least double the value of the shares represented by said certificate, whereupon if the corporation is without notice that the security has been acquired by a bona fide purchaser, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken.

ARTICLE XXI

Inspection of Books and Records

Section 1.          The directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except such as may ~~be~~by statute be specifically open to ~~inspection), or any of them, shall be open to the~~ inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are and shall be restricted and limited accordingly.

ARTICLE XXII

Checks

Section 1.          Except as otherwise provided by resolution of the board of directors, all checks or demands for money and notes of the corporation shall be signed by the president, vice president, secretary or treasurer.

ARTICLE XXIII

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Fiscal Year

Section 1.          The fiscal year shall be the year ending December 31 of each year unless otherwise determined by the board of directors.

ARTICLE XXIV

Dividends

Section 1.          Dividends upon the capital stock of the corporation~~, when earned,~~ may be declared by the board of directors at any meeting of the board.

Section 2.          Before payment of any dividend, or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation.

ARTICLE XXV

Directors’ Annual Statement: Annual Reports

Section 1.          The board of directors shall present at each annual meeting of the shareholders, and when called for by vote of the shareholders at any special meeting, a full and clear statement of the business and condition of the corporation.

Section 2.          ~~No~~ An annual report shall be sent to the shareholders ~~unless a majority in interest of shareholders entitled to vote make written demand for such report~~in advance of the ~~directors and, in absence of such demand within a ninety (90) day period beginning sixty (60) days prior to the end of the fiscal year, such report is hereby expressly dispensed with~~annual meeting.

ARTICLE XXVI

Notices

Section 1.          Whenever under any of the ~~provision~~provisions of these bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean actual notice, but such notice may be given in writing, by depositing in the ~~united~~United States mails, postage prepaid, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or by causing ~~a telegram, charges prepaid~~an electronic notice thereof, to be transmitted to such person at such address.

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Section 2.          Any shareholder, director or officer may waive any notice required to be given under these bylaws, or by statutes of the State of Oklahoma or the ~~Articles~~Certificate of Incorporation to the extent permitted by the Statutes of the State of Oklahoma and the ~~Articles~~Certificate of Incorporation.

ARTICLE XXVII

Indemnification of Directors and Officers

Section 1.          Actions Other than in the Right of the Corporation. The ~~Corporation~~corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the ~~Corporation~~corporation) by reason of the fact that he is or was a director or officer, of the ~~Corporation~~corporation, or is or was serving at the request of the ~~Corporation~~corporation as a director or officer of another corporation, partnership, joint venture or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the ~~Corporation~~corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the ~~Corporation~~corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.          Actions by or in the Right of the Corporation. The ~~Corporation~~corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the ~~Corporation~~corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the ~~Corporation~~corporation, or is or was serving at the request of the ~~Corporation~~corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and ~~reasonable~~reasonably incurred by him in connection with the defense or settlement of ~~such~~an action or suit~~,~~ if he acted in good faith and in a manner he ~~reasonable~~reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in ~~the~~ view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the court shall deem proper.

Section 3.          Determination of Right to Indemnity. Any indemnification under ~~Section 1~~Section1 or Section 2 above (unless ordered by a court) shall be made by the ~~Corporation~~corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the

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applicable standards of conduct set forth in Section 1 or Section 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (“disinterested directors”), or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

Section 4.          Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the ~~Corporation~~corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is not ultimately able to demonstrate that he is entitled to be indemnified by the ~~Corporation~~corporation as authorized herein.

Section 5.          Insurance. The ~~Corporation~~corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director or officer of the ~~Corporation~~corporation, or is or was serving at the request of the ~~Corporation~~corporation as a director ~~or~~of officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the ~~Corporation~~corporation would have the power to indemnify him against such liability.

Section 6.          Indemnification Required. To the extent that a director or officer of the ~~Corporation~~corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 7.          Non-exclusivity. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the ~~Corporation~~corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

Section 8.          Prohibitions. Notwithstanding any of the foregoing, the right of indemnification shall not be available to any director or officer in connection with any liability or legal expense incurred or imposed in any proceeding brought by any federal banking agency that results in a settlement or final order where the ~~Corporation’s~~corporation’s director or officer is assessed a civil money penalty, is removed or prohibited from engaging in banking activities, or directs the director or officer to cease an action or take any affirmative action regarding the ~~Corporation~~corporation or its financial institution subsidiary.

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ARTICLE XXVIII

Amendments

Section 1.          ~~Subject to the provisions of the Articles of Incorporation and the laws of the State of Oklahoma, these bylaws may be amended, altered, repealed, revised, or supplemented upon resolution adopted by the directors at any meeting or by written memorandum signed by all of the directors or upon resolution of the shareholders at any annual or special meeting called for that purpose upon proper notice, or by written memorandum of action signed by all of the shareholders.~~ The board of directors is expressly empowered to adopt, amend or repeal these bylaws. The shareholders of the corporation shall also have power to adopt, amend or repeal the bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation of the corporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the bylaws of the corporation.

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